CERTIFICATE OF MERGER
                               OF
                      SCAC HOLDINGS CORP.
                      a Nevada corporation
                                   and
                    EDGAR-GARSIDE CO., INC.
                      a Nevada corporation



     The undersigned corporations, SCAC HOLDINGS CORP., a Nevada corporation ("SCAC"), and EDGAR-GARSIDE CO., INC., a Nevada corporation ("EGCI"), do hereby certify:

     1. SCAC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 13, 1986.

     2. EGCI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on March 31, 1987.

     3. SCAC and EGCI are parties to a Merger Agreement, as amended, pursuant to which EGCI will be merged with and into SCAC. Upon completion of the merger SCAC will be the surviving corporation in the merger and EGCI will be dissolved. Pursuant to the Merger Agreement the stockholders of EGCI will receive stock in SCAC.

     4. The Articles of Incorporation and Bylaws of SCAC as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of April 3, 2000, which sets forth the plan of merger providing for the merger of EGCI with and into SCAC is on file at the corporate offices of SCAC.

     6. A copy of the Merger Agreement will be furnished by SCAC on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of EGCI at a meeting held April 3, 2000.

     8.            EGCI   has  1,117,500  shares  of  common  stock   issued,
outstanding and entitled to vote on the merger. At a meeting of the Shareholders of EGCI held April 3, 2000 all 1,117,500 shares voted in favor of the merger.

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     9.          The plan of merger as set forth in the Agreement and Plan of
Merger, was approved by a majority of the Board of Directors of SCAC at a meeting held April 3, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of PRTE is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of SCAC shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 3rd day of April, 2000.


EDGAR-GARSIDE CO., INC.                      SCAC HOLDINGS CORP.
a Nevada Corporation                         a Nevada Corporation


By/s/Connie Ross                            By/s/ Jocelyn Carnegis
    CONNIE S. ROSS, President                    JOCELYN CARNEGIE, President


By/s/ Connie Ross                          By/s/ Nicholas Mcilwraith
    CONNIE S. ROSS, Secretary                DR. NICHOLAS McILWRAITH Secretary



STATE OF MISSISSIPPI)
                    )  SS:
COUNTY OF JACKSON   )

     On 4-3-00 before me, a Notary Public, personally appeared CONNIE S.
ROSS who is the President and Secretary of EDGAR-GARSIDE CO., INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Judith Ann Kovacevich
                              ________________________________
                              Notary Public


STATE OF UK         )
                    )  SS:
COUNTY OF PSRTHSH Rd)

     On 4-3-00 before me, a Notary Public, personally appeared JOCELYN CARNEGIE who is the President of SCAC HOLDINGS CORP. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ James Clarke Andrews
                              ________________________________
                              Notary Public


Great Britain       )
                    )  SS:
London, England     )

     On 4-3-00 before me, a Notary Public, personally appeared DR. NICHOLAS McLLWRAITH who is the Secretary of SCAC HOLDINGS CORP. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Larry Taite
                              ________________________________
                              Notary Public